EXHIBIT 23




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-81025) pertaining to Reliv' International, Inc. 1995 Stock Option Plan of our report dated March 17, 1998 with respect to the consolidated financial statements and schedule of Reliv' International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                   /S/ Ernst & Young L.L.P.





St. Louis, Missouri
March 25, 1998